Exhibit 10.1
INCREASE NOTICE, CONSENT AND
SECOND AMENDMENT TO CREDIT AGREEMENT
          This Increase Notice, Consent and Second Amendment to Credit Agreement (this “Amendment”) is entered into as of May ___, 2007, among Madison Capital Funding LLC, as Agent for the Lenders, the undersigned Lenders, and Compass Group Diversified Holdings LLC, a Delaware limited liability company (“Borrower”).
WITNESSETH
          WHEREAS, Borrower, Agent and Lenders are parties to that certain Credit Agreement dated as of November 21, 2006 (as amended to date, the “Credit Agreement”; capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Credit Agreement);
          WHEREAS, Borrower has requested that Agent and Lenders agree to an increase in the Revolving Loan Commitment in the amount of $45,000,000 (the “Revolver Increase”) pursuant to Section 2.1.2 of the Credit Agreement and, further, that Lenders waive their right to participate, to the extent of their respective Pro Rata Shares, in such Revolver Increase except to the extent of the participations in the Revolver Increase that are detailed herein;
          WHEREAS, Borrower has requested that Agent and Lenders consent to CBS purchasing from the chief executive officer of CBS 50,000 shares of CBS’ stock for a total price of $875,500 (the “Redemption”), notwithstanding that such stock redemption would otherwise be prohibited under Section 7.4(b) of the Credit Agreement;
          WHEREAS, Borrower has requested that Agent and Lenders agree to amend the definition of “Permitted Eligible Acquisitions” under the Credit Agreement to revise the terms under which a Portfolio Company may make certain Permitted Eligible Acquisitions that are add-on acquisitions; and
          WHEREAS, Borrower, Agent and Lenders have further agreed to amend the Credit Agreement in certain other respects, subject to the terms and conditions contained herein.
          NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties hereto agree as follows:
          1. Revolver Increase. Pursuant to Section 2.1.2 of the Credit Agreement, Agent and Lenders hereby consent to the Revolver Increase and Lenders hereby waive their right to participate, to the extent of their respective Pro Rata Shares, in such Revolver Increase except to the extent of the participations in the Revolver Increase that are detailed herein. Borrower, Agent and Lenders hereby agree the Revolver Increase shall be effective immediately upon the effectiveness of this amendment pursuant to the provisions of Section 7 hereof (the “Effective Date”). After giving effect to the Revolver Increase on the Effective Date, the aggregate amount of the Revolving Loan Commitments is $300,000,000 and all

references in the Credit Agreement and the other Loan Documents to the Revolving Loan Commitment shall be considered a reference to the Revolving Loan Commitment as increased hereby. Borrower acknowledges and agrees that such Revolver Increase shall become part of the Revolving Loan Commitments for all purposes under the Credit Agreement and under the Collateral Documents and shall be secured by the Collateral in all respects.
          2. Additional Lenders; Allocation of Revolver Increase. In reliance on the representations and warranties of Additional Lenders (as defined below) set forth in Section 6 below, Borrower, Agent, and Lenders hereby acknowledge and agree that by executing this Amendment each of First Horizon Bank, a Division of First Tennessee Bank National Association (“First Horizon”), Allied Irish Banks, p.l.c. (“AIB”) and NewStar Arcturus CLO I Ltd. (“Arcturus”); together with First Horizon and AIB, each an “Additional Lender” and collectively the “Additional Lenders”) hereby become “Lenders” under the Credit Agreement and assume all the rights and obligations of a Lender under the Credit Agreement and the other Loan Documents as of the Effective Date. Such Additional Lenders share of the Revolving Loan Commitments and their Pro Rata Share shall be the applicable amount specified opposite such Lender’s name on Annex I hereto. In addition, the parties hereto hereby agree that the share of the Revolving Loan Commitment of US Bank National Association shall be increased by $7,000,000, and that its new share of the Revolver Commitment and Pro Rata Share are set forth opposite its name on Annex I hereto. Annex I sets forth the aggregate Revolver Commitment and Pro Rata Share for each Lender after giving effect to the Revolver Increase.
          3. Consent to Redemption. In reliance upon the representations and warranties of Borrower set forth in Section 5 below and subject to the satisfaction of the conditions set forth in Section 7 below, Agent and the Lenders party hereto hereby consent to the consummation of the Redemption by CBS. This consent is a limited consent and shall not be deemed to constitute a consent with respect to any other current or future departure from the requirements of any provision of the Credit Agreement or any other Loan Documents.
          4. Amendments to Credit Agreement. In reliance upon the representations and warranties of Borrower set forth in Section 5 below and subject to the satisfaction of the conditions set forth in Section 7 below, the parties hereto hereby agree to amend the Credit Agreement as follows:
          (a) The definition of “Permitted Eligible Acquisition” contained in Section 1.1 to the Credit Agreement is hereby amended and restated in its entirety as follows:
     “Permitted Eligible Acquisition means any Acquisition by (i) an Acquisition Subsidiary of Borrower of all or substantially all of the assets of a Person as a New Portfolio Company of Borrower, or of all or substantially all of any business or division of a Person as a New Portfolio Company of Borrower, (ii) Borrower of no less than a voting majority of the capital stock, partnership interests, membership interests or equity of any Person as a New

Portfolio Company of Borrower, (iii) a Portfolio Company (or an Acquisition Subsidiary of such Portfolio Company) of all or substantially all of the assets of a Person as an add-on acquisition for such Portfolio Company, or of all or substantially all of any business or division of a Person as an add-on acquisition for such Portfolio Company or (iv) a Portfolio Company of no less than 100% of the capital stock, partnership interests, membership interests or equity of any Person as an add-on acquisition for such Portfolio Company, in each case to the extent that each of the conditions precedent set forth in Annex III shall have been satisfied; provided, however, that if such Acquisition is otherwise a Permitted Eligible Acquisition under clauses (iii) or (iv) hereof and the aggregate consideration to be paid in such Acquisition is $5,000,000 or less, then the conditions set forth in clauses (1), (4), (8) and (10) of Annex III shall not be required to be satisfied and the condition set forth in clause (12) of Annex III shall not be required to be satisfied until thirty (30) days after giving effect to such Acquisition; and provided, further, that in the case of any such Acquisition, (x) the Target shall be assigned the same multiple for purposes of Availability as the Portfolio Company consummating such Acquisition and (y) there shall be no Pro Forma EBITDA of the Target included in the Existing Portfolio Company EBITDA (or New Portfolio Company EBITDA, as applicable) of the Portfolio Company consummating such Acquisition, with Existing Portfolio Company EBITDA (or New Portfolio Company EBITDA, as applicable) for the Target being acquired to be limited to periods after the consummation of such Acquisition. It is agreed and understood that the SES Add-On Acquisition shall be a Permitted Eligible Acquisition within the foregoing clause (iii) so long as (x) the SES Add-On Acquisition is consummated on or within 10 Business Days of the Closing Date and (y) no Event of Default exists either before or after giving effect to the SES Add-On Acquisition.”
          (b) Section 6.1.2 of the Credit Agreement is hereby amended by deleting the first clause and replacing it with the following:
          “Promptly when available and in any event within 45 days after the end of each month (including months that correspond to the end of a Fiscal Quarter),”
          (c) Section 6.1.6 of the Credit Agreement is hereby amended by replacing the phrase “dated as of the end of the most recently ended month” with the phrase “dated as of the end of the most recently ended month covered by such interim report”.
          (d) Annex I to the Credit Agreement is deleted in its entirety and replaced with Annex I attached hereto.
          (e) Annex II to the Credit Agreement is hereby amended by adding the notice and payment addresses listed on Annex II attached hereto to the end thereof.

          (f) Annex III to the Credit Agreement is hereby amended by replacing the phrase “recomputed for the most recently ended month of Borrower” in clause (5) thereof with the phrase “recomputed for the most recent Computation Period of Borrower”.
          5. Representations and Warranties of Borrower. Borrower hereby represents and warrants to Agent and Lenders that, both before and after giving effect to this Amendment:
          (a) The execution, delivery and performance of this Amendment has been duly authorized by all requisite corporate action on the part of Borrower;
          (b) No Default or Event of Default has occurred and is continuing; and
          (c) The representations and warranties of Borrower set forth in the Credit Agreement, as amended hereby, and in the other Loan Documents, as amended hereby, are true and correct in all material respects as of the date hereof, with the same effect as though made on the date hereof (except to the extent such representations and warranties expressly refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date).
          6. Representations and Warranties of Additional Lenders. Each Additional Lender hereby represents and warrants to Agent and Lenders that, both before and after giving effect to this Amendment, that such Additional Lender:
          (a) is legally authorized to enter into this Amendment;
          (b) has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant thereto and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment;
          (c) agrees that it will, independently and without reliance upon Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement;
          (d) appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to Agent by the terms thereof, together with such powers as are reasonably incidental thereto;
          (e) agrees that it will perform in accordance with their terms all obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender;
          (f) represents that on the date of this Amendment it is not presently aware of any facts that would cause it to make a claim under the Credit Agreement; and

          (g) if organized under the laws of a jurisdiction outside the United States, has delivered to Agent the forms prescribed by the Internal Revenue Service of the United States, which have been duly executed, certifying as to such Additional Lender’s exemption from United States withholding taxes with respect to all payments to be made to such Additional Lender under the Credit Agreement or such other documents as are necessary to indicate that all such payments are subject to such tax at a rate reduced by an applicable tax treaty.
          7. Conditions Precedent to Effectiveness. The effectiveness of this Amendment is subject to the prior or concurrent consummation of each of the following conditions:
          (a) Agent shall have received a fully executed copy of this Amendment, together with such other documents, agreements and instruments as Agent may reasonably require or request, including any documents, agreements or instruments that may be required to be delivered by either Additional Lender to Agent;
          (b) all proceedings taken in connection with the transactions contemplated by this Amendment and all documents, instruments and other legal matters incident thereto shall be reasonably satisfactory to Agent and its legal counsel; and
          (c) no Default or Event of Default shall have occurred and be continuing or shall be caused by the transactions contemplated by this Amendment.
          8. Miscellaneous.
          (a) Governing Law. THIS AMENDMENT SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF ILLINOIS.
          (b) Counterparts. This Amendment may be executed in any number of counterparts, and by the parties hereto on the same or separate counterparts, and each such counterpart, when executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment.
          (c) Reference to Credit Agreement. Each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import, and each reference in the Credit Agreement or in any other Loan Document, or other agreements, documents or other instruments executed and delivered pursuant to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended by this Amendment.
          (d) Costs and Expenses. Borrower acknowledges that Section 10.4 of the Credit Agreement applies to this Amendment and the transactions, agreements and documents contemplated hereunder.